UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2006

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2006, Smart Online, Inc. (the "Company") and Berkley Financial Services, Ltd. ("Berkley") entered into a Settlement Agreement which settled certain unresolved matters arising out of a Consulting Agreement, dated October 4, 2005.

Under the terms of the Consulting Agreement, the Company agreed to pay Berkley a cash fee of $250,000 and issue 625,000 shares of the Company's common stock for the performance of investor relations services. The Comany paid the entire cash fee and caused the shares to be issued, but did not deliver any of the 625,000 shares to Berkley.

Pursuant to the Settlement Agreement, Berkley released any and all claims to the 625,000 shares of common stock that the Company did not deliver, and released the Company from any obligation to make any additional payments under the Consulting Agreement.

The Company agreed Berkley can retain all of the $250,000 cash fee previously paid under the Consulting Agreement, and released Berkley from any obligation to provide services pursuant to the terms of the Consulting Agreement.

Item 9.01 of this report contains the Settlement Agreement and the Consulting Agreement, which are hereby incorporated by reference herein. Investors should review these exhibits to understand the agreements between the Company and Berkley.

Item 1.02 Termination of a Material Definitive Agreement.

On August 30, 2006, the Company sent a letter to Hadar, LLC ("Hadar") terminating the letter agreement between the Company and Hadar, dated March 29, 2005 (the "Letter Agreement").

Under the Letter Agreement, Hadar was to act as a financial advisor to the Company regarding the introduction and evaluation of potential investors. Payment for these services was to be 8% of proceeds for investors who invest $5 million or less, and 6% of proceeds for investors who invest over $5 million.

A former director of the Company was also a member of Hadar. Upon his election to the Board of Directors, no further business was conducted with Hadar. No monies were ever paid to Hadar, and no monies are payable to the Company. Therefore, the Company deemed it appropriate to terminate the Letter Agreement.

The termination of the Letter Agreement is effective ten (10) days following the date of the letter. The Letter Agreement does not provide for any material penalties as a result of termination.

Item 9.01 of this report contains the termination letter and the Letter Agreement, which are hereby incorporated by reference herein. Investors should review these exhibits to understand the agreements between the Company and Hadar.

Item 2.02 Results of Operations and Financial Condition.

On August 28, 2006, the Company issued a press release, a copy of which is attached as Exhibit 99.5, announcing its results for the quarter ended June 30, 2006.

The press release is attached as Exhibit 99.5 and incorporated into this Item 2.02 by reference. The information in this report under Item 2.02 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release and the information in this report under Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1 Settlement Agreement, dated August 25, 2006, by and between Smart Online, Inc. and Berkley Financial Services, Ltd.
99.2 The Consulting Agreement, dated October 4, 2005, by and between Smart Online, Inc. and Berkley Financial Services, Ltd.
99.3 Letter of termination of agreement from Smart Online, Inc. to Hadar, LLC, dated August 30, 2006.
99.4 Letter Agreement, dated March 29, 2005, by and between Smart Online, Inc. and Hadar, LLC.
99.5 Press Release, dated August 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

August 30, 2006	By:	/s/ Nicholas A. Sinigaglia

Name: Nicholas A. Sinigaglia
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Settlement Agreement, dated August 25, 2006, by and between Smart Online, Inc. and Berkley Financial Services, Ltd.
99.2	Consulting Agreement, dated October 4, 2005, by and between Smart Online, Inc. and Berkley Financial Services, Ltd.
99.3	Letter of termination of agreement from Smart Online, Inc. to Hadar, LLC, dated August 30, 2006.
99.4	Letter Agreement, dated March 29, 2005, by and between Smart Online, Inc. and Hadar, LLC.
99.5	Press Release, dated August 28, 2006.